UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    October 27, 2005

    Meredith Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Delaware
(State or Other Jurisdiction of Incorporation)

001-31514	95-4246740
(Commission File Number)	(IRS Employer Identification No.)

3000 Sand Hill Road, Building 2, Suite 120, Menlo Park, California (Address of Principal Executive Offices)	94025 (Zip Code)

    (650) 233-7140
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

        Meredith Enterprises, Inc. held its annual meeting on October 27, 2005. At the meeting, the stockholders elected Gary B. Coursey to the board of directors to serve a three-year term until the 2008 annual meeting or until his successor is elected and qualified.

        Meredith Enterprises solicited proxies for the meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations.

        The voting results are more particularly described as follows:

        Management’s nominee for director as listed in the proxy statement was elected with the following votes (there were no abstentions or broker non-votes):

	Votes	Votes
	For	Withheld

Gary B. Coursey	741,684	13,445

        The certificate of incorporation of Meredith Enterprises divides the board of directors into three classes. The terms of office of E. Andrew Isakson and John H. Redmond expire at the annual meeting in 2006, and the terms of office of Allen K. Meredith and James P. Moore expire at the annual meeting in 2007. Given that directors Patricia F. Meidell and Neal E. Nakagiri chose not to stand for re-election to the Board upon the expiration of their terms at the 2005 annual meeting, the Board is currently composed of five directors.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

MEREDITH ENTERPRISES, INC.

Date: October 28, 2005	/s/ Charles P. Wingard Charles P. Wingard Chief Financial Officer

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